Ex. 99.1

FOR IMMEDIATE RELEASE

Contact: Michael Carotenuto 627.520.5543 michael.carotenuto.com

Cambridge Bancorp Announces Three New Members to Board of Directors

CAMBRIDGE, MA – July 16, 2019 – Cambridge Bancorp (NASDAQ: CATC) and its subsidiary, Cambridge Trust Company, announce three new members to its Board of Directors. Joining the board are Christine Fuchs, Pamela Hamlin and Laila Partridge. “We are delighted to welcome these distinguished individuals to our Board. Each new member brings a unique set of skills and experiences that will support and inform our strategy for growth throughout Greater Boston and Southern New Hampshire.,” noted Denis K. Sheahan, Chairman and CEO of Cambridge Bancorp and Cambridge Trust Company.

About Christine Fuchs

Christine Fuchs joins Cambridge Trust’s Board of Directors with extensive experience in the financial services industry and as an active participant in Greater Boston’s start-up community. Ms. Fuchs spent her career at Wellington Management as Associate Director of Global Industry Research. She led a team of nearly 100 investment professionals and sat on the Compensation Committee and Equity Review management committees. Prior to her management position, Ms. Fuchs served for a decade as an equity analyst and sector fund manager, responsible for the active management of $2 billion in assets. Since retiring from Wellington Management, Ms. Fuchs has emerged as an active member of the start-up ecosystem in Greater Boston, as an angel investor, advisor and mentor. She currently serves on the boards of Launchpad Venture Group, and Kripalu Center for Yoga and Health and is an Advisory Board member of The Capital Network.   Ms. Fuchs holds an MBA in Finance from the Wharton School of the University of Pennsylvania and is a CFA Charterholder.

About Pamela Hamlin

Pamela Hamlin is a dynamic creative business leader with over 30 years of marketing and general management experience and a track record of leading and growing an acclaimed global creative agency, while driving marketing and business strategy for major Fortune 500 clients across a wide range of industries. She was an engine for growth, evolution and cultural vibrancy at Arnold Worldwide for 20 years.  As Global CEO, Pam oversaw the Arnold global network and was responsible for driving the vision and strategy for the agency. Previously, Pam served as President of Arnold’s Boston headquarters office, and as Managing Partner, Director of Account Management. Pam’s career in advertising began in account management and business development positions and evolved to senior leadership roles at leading agencies like Ingalls, Quinn & Johnson, HBM/Creamer and Leonard/Monahan. She is a passionate believer in the power of creativity to fuel brand and business performance.

About Laila Partridge

Ms. Partridge is an entrepreneur and technology executive with expertise in identifying disruptive technologies and turning them to competitive advantage. Over the past 12 years she has held Chief Executive Officer positions at several early stage technology companies; most recently she held that role at WegoWise Inc., which was sold to AppFolio Inc. [NASDAQ: APPF] in late 2018. She is currently a Contingent Managing Director for Techstars, Inc. within their corporate accelerator program. Ms. Partridge was also a manager and investor at Intel Capital, during the early days of that organization's formation.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 129 year-old Massachusetts chartered commercial bank with approximately $2.7 billion in assets and 16 offices in Massachusetts and New Hampshire. Cambridge Trust Company is one of New England’s leaders in private banking and wealth management with $3.2 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester, and Portsmouth, New Hampshire.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about the Company and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following: economic conditions being less favorable than expected, disruptions to the credit and financial markets, weakness in the real estate market, legislative, regulatory or accounting changes that adversely affect the Company’s business and/or competitive position, the Dodd-Frank Act’s consumer protection regulations, challenges from the integration of the Company and Optima resulting in the combined business not operating as effectively as expected, disruptions in the Company’s ability to access the capital markets and other factors that are described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year end December 31, 2018, which the Company filed on March 18, 2019. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.